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                                                                    EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT


The Board of Directors

Iridium Operating LLC:

     We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                                           KPMG Peat Marwick LLP

McLean, Virginia

April 7, 1998